SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of

the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

EXCELSIS INVESTMENTS INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	None required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1.	Title of each class of securities to which transaction applies:
	2.	Aggregate number of securities to which transaction applies:
	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth amount on which filing fee is calculated and state how it was determined):
	4.	Proposed maximum aggregate value of transaction:
	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of the filing.

	1.	Amount previously paid:
	2.	Form, Schedule or Registration Statement No.:
	3.	Filing Party:
	4.	Date Filed:

EXCELSIS INVESTMENTS INC.

801 West Bay Drive, Suite 470

Largo, Florida 33770

727-330-2731

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF OUR MAJORITY STOCKHOLDERS

To Our Stockholders:

We are writing to advise you that certain stockholders, owning approximately 84.58% of our voting power approved by written consent in lieu of a stockholders’ meeting, the proposal to effect a reverse stock split of our outstanding common stock on a one (1) share for ten (10) shares basis.  On January 26, 2015, our board of directors unanimously approved the above proposal.

PLEASE NOTE THAT THE NUMBER OF VOTES RECEIVED FROM STOCKHOLDERS BY WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THESE ACTIONS UNDER NEVADA LAW AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THE ACTIONS.

No action is required by you.  The accompanying Information Statement is furnished only to inform stockholders of those actions taken by written consent described above before they take effect in accordance with Rule 14c-2, promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is first being mailed to you on or about March 7, 2015, and we anticipate the effective date of the proposed actions to be February 20, 2015, the record date, or as soon thereafter as practicable in accordance with applicable law, including the Nevada Revised Statutes.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

The accompanying Information Statement is for information purposes only and explains the actions taken by written consent.  Please read the accompanying Information Statement carefully.

February 2, 2015	Very truly yours,

/s/ Brian McFadden
Brian McFadden
President

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EXCELSIS INVESTMENTS INC.

801 West Bay Drive, Suite 470

Largo, Florida 22770

727-330-2731

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND

REGULATION 14C THEREUNDER

This Information Statement is being sent by first class mail to all record and beneficial owners of the common stock, $0.001 par value, of EXCELSIS INVESTMENTS INC., a Nevada corporation, which we refer to herein as “EXII,” “company,” “we,” “our” or “us.”  The mailing date of this Information Statement is on or about June 5, 2014.  The Information Statement has been filed with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify our stockholders of actions we are taking pursuant to written consents of a majority of our stockholders in lieu of a meeting of stockholders.

On February 2, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 283,783,107 shares of common stock issued and outstanding (does not include 31,114,286 treasury shares registered in the name of EXII that cannot be voted or counted as outstanding pursuant to NRS. 78.283.2) and 1,000,000 shares of Series A preferred stock outstanding. Each share of Series A preferred stock had 1,000 votes. The total power of the Series A preferred stock is 1,000,000,000 votes. Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 1,283,783,107 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders. The common stock and Series A preferred stock constitute the sole outstanding classes of EXII voting securities.  Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of preferred stock entitles the holder to 1,000 votes on all matters submitted to stockholders.

NO VOTE OR OTHER CONSENT OF OUR STOCKHOLDERS IS BEING SOLICITED IN CONNECTION WITH THIS INFORMATION STATEMENT.  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

On January 26, 2015, certain stockholders who beneficially owned 1,085,000,000, or approximately 84.58%, of the combined voting power of the common stock and Series A preferred stock consented in writing to effect a reverse stock split of our outstanding common stock on a one (1) share for ten (10) shares basis.

On January 26, 2015, our board of directors approved the above action, subject to approval by the stockholders.  No other corporate action will be taken.

Under Section 14(c) of the Exchange Act, actions taken by written consent without a meeting of stockholders cannot become effective until 20 days after the mailing date of this definitive Information Statement, or as soon thereafter as is practicable.  We are not seeking written consent from any stockholders other than as set forth above and our other stockholders will not be given an opportunity to vote with respect to the actions taken.  All necessary corporate approvals have been obtained, and this Information Statement is furnished solely for the purpose of advising stockholders of the actions taken by written consent and giving stockholders advance notice of the actions taken.

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FORWARD-LOOKING INFORMATION

This Information Statement and other reports that we file with the SEC contain certain forward-looking statements relating to future events performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including those risks discussed elsewhere herein. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

QUESTIONS AND ANSWERS

Q: Why did I receive this Information Statement?

A: Stockholders owning a majority of our outstanding shares took action by written consent in lieu of a stockholders’ meeting.  Federal securities laws require that our other stockholders receive this Information Statement before the action can become effective.

Q: What actions did the stockholders take?

A: The stockholders executed a written consent on January 26, 2015, approving the proposal that we effect a reverse stock split of our issued and outstanding shares of common stock on a one (1) share for ten (10) share basis with any fractional shares being rounded up to the next whole share.  Pursuant to SEC rules and regulations, these actions require notification to all of our stockholders.

Q: What action do I need to take as a stockholder?

A: You are not required to take any action.  The actions approved by written consent can take effect after 20 days from the date of mailing this Information Statement.  Following the reverse split, your present share certificates will be replaced with a new certificate without any action on your part.

Q: Am I entitled to appraisal rights?

A: No. You are not entitled to appraisal rights in accordance with Nevada law in connection with the actions taken by written consent.

Q: Will I recognize a gain or loss for U.S. federal income tax purposes as a result of the reverse stock split?

A: You should not recognize any gain or loss for U.S. federal income tax purposes as a result of the reverse stock split.

Q: Where can I find more information about the company?

A: As required by law, we file annual, quarterly and current reports and other information with the SEC that contain additional information about our company.  You can inspect and copy these materials at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov.

Q: Who can help answer my questions?

A: If you have questions about the company after reading this Information Statement, please contact us in writing at our principal executive offices at 801 West Bay Drive, Suite 470, Largo, Florida 33770, attention Brian McFadden, President or by telephone at (727) 330-2731.

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SUMMARY

This summary sets forth certain selected information contained in this Information Statement that may be important to you to better understand transactions referred to in this summary.  This summary also provides cross-references to the location in the Information Statement of the information summarized.

EXCELSIS INVESTMENTS INC.

We are engaged in the business of designing and selling personal protection products for the identity theft marketplace. EXII is a reporting company under the Exchange Act, and our public filings can be accessed at www.sec.gov.  EXII’s common stock is listed for quotation on the OTCPINK under the trading symbol “EXSL”.

Reverse Stock Split

Our board of directors has determined that it is in our best interest to effect a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for ten (10) shares basis (the “Reverse Stock Split”).  We believe that reducing the number of outstanding shares of our common stock through the Reverse Stock Split will give us more flexibility in making an acquisition and could increase the per share market price of our common stock, which would provide a more favorable trading market for the shares. If we are able to raise the market price of our shares of common stock from the current price per share of $0.0025 per share to $0.01 per share, we will again qualify as OTCQB.

OUTSTANDING VOTING SECURITIES AND CONSENTING STOCKHOLDERS

On January 26, 2015, the record date for determining the identity of stockholders who are entitled to receive this Information Statement, we had 283,783,107 shares of common stock issued and outstanding (does not include 31,114,286 treasury shares registered in the name of EXII that cannot be voted or counted as outstanding pursuant to NRS. 78.283.2) and 1,000,000 shares of Series A preferred stock outstanding. Each share of common stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of Series A preferred stock had 1,000 votes. The total voting power of the Series A preferred stock is 1,000,000,000 votes. Accordingly, the combined voting power of all of the Series A preferred stock and all the common stock was 1,283,783,107 votes. The holders of the Series A preferred stock and the common stock vote as a single class on all matters submitted to stockholders. The common stock and Series A preferred stock constitute the sole outstanding classes of EXII voting securities.

The proposed amendments required the approval of a majority of the voting power of the Company. The transfer agent for the common stock is Action Stock Transfer Co., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121 and its telephone number is (801) 274-1088.

On January 26, 2015, two shareholders (Brian McFadden and Michelle Panonni) holding a majority of our voting power or 1,085,000,000 votes (84.58% of the total voting power) executed a written consent approving the reverse stock split on the basis of one (1) share for each ten (10) shares outstanding.

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Vote Required

The proposed reversed stock split requires the approval of a majority of the voting power of the Company. The transfer agent for the common stock is Action Stock Transfer Corporation, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121 and its telephone number is (801) 274-1088.

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On January 26, 2015, two shareholders (Brian McFadden and Michelle Panonni) holding a majority of our voting power or 1,085,000,000 votes (84.58% of the total voting power) executed a written consent approving the reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for ten (10) shares basis

Meeting Not Required

NRS 78.320.2 provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by the stockholders holding at least a majority of the voting power.

Furnishing Information

This information statement is being furnished to all holders of our common stock. The Form 10-K for the year ending December 31, 2013, as amended, and all subsequent filings may be viewed on the Securities and Exchange Commission web site at www.sec.gov in the EDGAR Archives and are incorporated herein by reference. We are presently current in the filing of all reports required to be filed with the Securities and Exchange Commission.

Dissenters Rights of Appraisal

There are no dissenter’s rights of appraisal applicable this action to amend the articles of incorporation effect a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for ten (10) shares basis.

Proposals by Security Holders

No security holders entitled to vote has transmitted any proposals to be acted upon by you.

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Security Ownership of Certain Beneficial Owner and Management

The following table sets forth, as of January 26, 2015, the beneficial shareholdings of persons or entities holding five percent or more of our common stock and warrants, and preferred stock, each director individually, each named executive officer and all directors and officers as a group. The table does not or give effect to 31,114,286 shares of common stock registered in our name which are designated “treasury shares” and as such may not be voted or counted as outstanding pursuant to NRS. 78.283.2.  Each person has sole voting and investment power with respect to the shares of common stock shown, and all ownership is of record and beneficial.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percentage of Beneficial Ownership of Common Stock	Amount and Nature of Beneficial Ownership of Preferred Stock	Percentage of Beneficial Ownership of Preferred Stock
Directors and Officers:
Brian McFadden(1) (4)
801 West Bay Drive, Suite 470
Largo, Florida 33770	42,500,000	14.98%	500,000	50.00%

Michelle Pannoni (2)(4)
801 West Bay Drive, Suite 470
Largo, Florida 33770	42,500,000	14.98%	500,000	50.00%

All executive officers and directors as a group (2 people)	85,000,000	29.96%	1,000,000	100.00%

(1)	Brian McFadden acquired 5,000,000 shares of common stock directly from us and 37,500,000 shares of common stock on November 27, 2012 in a private transaction from Hubert Elrington, a former officer and director.

(2)	Michelle Pannoni acquired 5,000,000 shares of common stock directly from us and 37,500,000 shares of common stock on November 27, 2012 in a private transaction from Hubert Elrington, a former officer and director.

(3)	Hubert Elrington irrevocably canceled and returned to authorized but unissued status a total of 150,000,000 shares of common stock on November 28, 2012.

(4)	1,000,000 shares of our capital stock is designated as Series A Preferred Stock. 500,000 shares are owned by Brian McFadden our president, principal executive officer and a director and 500,000 shares are owned by Michelle Pannoni, our secretary, treasurer, principal financial officer and a director. Each share of Series A Preferred Stock has 1,000 votes. According the combined voting power of the Series A Preferred Stock is 1,000,000,000 votes. Our Series A Preferred Stock is not registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended. Accordingly, Mr. McFadden and Ms. Pannoni have sufficient votes to out vote all of the common stock shareholders on any matter coming before our shareholders for a vote.

REVERSE STOCK SPLIT

On January 26, 2015 our board of directors and certain stockholders holding a majority of our voting power approved a reverse stock split of our issued and outstanding shares of common stock, on a one (1) share for ten (10) share basis. The effective date of the split will be established at the discretion of our board of directors.  We presently anticipate the split to occur on or about February 20, 2015.

All shares of our common stock have equal rights and privileges with respect to voting, liquidation and dividend rights.  Each share entitles the holder thereof to (i) one non-cumulative vote for each share held of record on all matters submitted to a vote of the stockholders; (ii) to participate equally and to receive any and all such dividends as may be declared by the board of directors; and (iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.  Holders of our common stock have no preemptive rights to acquire additional shares of common stock or any other securities.  The common stock is not subject to redemption and carries no subscription or conversion rights.

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Amendment to Articles of Incorporation

In connection with the Reverse Stock Split, we will not file with the State of Nevada an amendment to our articles of incorporation to reflect the split.  Our current authorized capitalization will remain unchanged at 750,000,000 shares of common stock with a par value of $0.001 per share of which 283,783,107 shares are outstanding (does not include 31,114,286 treasury shares registered in the name of EXII that cannot be voted or counted as outstanding pursuant to NRS. 78.283.2) and 10,000,000 million shares of preferred stock with a par value of $0.001 per share of which 1,000,000 shares are outstanding. Each share of preferred stock has 1,000 votes and votes with the common shares on all matters submitted to the shareholders for a vote.

Under applicable Nevada law, a corporation may effect a reverse stock split without correspondingly decreasing the number of authorized shares of the same class or series if:

(a)	The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and

(b)	The proposal is approved by the vote of stockholders holding a majority of the voting power of the outstanding shares of the affected class or series.

As our board of directors has approved the Reverse Stock Split and stockholders holding a majority of our outstanding shares of common stock have also approved the split by written consent, we are not required to change our authorized capitalization.  Accordingly, our amendment to our articles of incorporation will reflect that our outstanding shares have been reverse split, but that our capitalization will be unchanged. Upon the effectiveness of the split, each share of our issued and outstanding common stock will be reverse split on a one (1) share for ten (10) shares basis.   Stockholders who would otherwise be entitled to receive fractional shares, because they hold a number of shares of common stock that is not evenly divided by the split ratio, will have the number of new shares to which they are entitled rounded up to the next whole number of shares.  No stockholders will receive cash in lieu of fractional shares.

Effect of the Reverse Stock Split

Split shares of common stock issued in connection with the Reverse Stock Split will be fully paid and non-assessable. The number of stockholders will remain unchanged as a result of the Reverse Stock Split. The Reverse Stock Split will decrease the number of outstanding common shares but will not affect any stockholder’s proportionate interest in our company prior to the closing of the Share Exchange, except for minor differences resulting from the rounding up of fractional shares.  The par value of our common stock will remain unchanged.  While the aggregate par value of our outstanding common stock will be decreased, our additional paid-in capital will be increased by a corresponding amount.  Therefore, the Reverse Stock Split will not affect our total stockholders’ equity.  All share and per share information will be retroactively adjusted to reflect the split for all periods presented in our future financial reports and regulatory filings.

Although it is generally expected that a reverse split will result in a proportionate increase in the market price of the split shares, there can be no assurance that our common stock will trade at a multiple of our current price, or that any price increase will occur or be sustained. If the market price of our stock declines after the implementation of the Reverse Stock Split, the percentage decline as an absolute number and as a percentage of our overall market capitalization would be greater than would be the case in the absence of the reverse split.

Furthermore, the possibility exists that the reduction in the number of outstanding shares will adversely affect the market for our common stock by reducing the relative level of liquidity.  In addition, the Reverse Stock Split may increase the number of the stockholders who own odd lots, or less than 100 shares.  Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the Reverse Stock Split will achieve the desired results outlined above.

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Following the Reverse Stock Split, we will have issued and outstanding approximately 28,378,311 shares of common stock, without giving effect to the rounding up of fractional shares. This does not include approximately 3,111,429 shares of common stock registered in our name that are designated “treasury shares” and as such may not be voted or counted as outstanding pursuant to NRS. 78.283.2.

Following the Reverse Stock Split, we will have the corporate authority to issue 718,510,260 shares of authorized but unissued common stock.  These shares may be issued without stockholder approval at any time, in the sole discretion of our board of directors. The authorized and unissued shares may be issued for cash, to acquire property or for any other purpose that is deemed in the best interests of our company.  Any decision to issue additional shares will reduce the percentage of our stockholders’ equity held by our current stockholders and could dilute our net tangible book value.  We have no immediate plans, proposals or arrangements, written or otherwise, to use these authorized and unissued shares of common stock following the Reverse Stock Split other than to issue shares of common stock in connection with the possible conversion outstanding debt to shares of common stock. Such action would eliminate debt from the balance sheet and convert the same to equity.

Our authorized and unissued shares could possibly be used by management to oppose a hostile takeover attempt, delay or prevent changes of control, or changes in or removal of management.  This could include transactions that are favored by a majority of stockholders, or in which the stockholders might otherwise receive a premium for their shares over then-current market price, or benefit stockholders in some other manner.  Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price.  In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case.

The available authorized and unissued shares of common stock gives the company the ability to cause a potential anti-takeover effect by creating potential dilution to the number of outstanding shares. Such dilution will cause a party attempting a takeover to be required to buy more shares of the company stock and to expend additional resources to accomplish a takeover.  The Reverse Stock Split is not part of a plan by management to affect the ability of third parties to take over or change control of the company, nor are we currently contemplating any such anti-takeover plan.

We will not become a private company as a result of the reverse split, we expect that our common stock will continue to be quoted on OTCPINK and we plan to continue to file periodic and other reports with the SEC under the Securities Exchange Act of 1934, as amended.

Following the Reverse Stock Split, the share certificates you now hold will be replaced with new certificates. You are not required to exchange your certificates for new certificates. The old certificates now in your possession will be cancelled.   In the future, new share certificates will be issued reflecting the stock split, but this in no way will affect the validity of your current share certificates.  The reverse split will occur on the effective date without any further action on the part of our stockholders.  After the effective date of the reverse split, each share certificate representing shares of pre-split common stock will be deemed to represent 1/10th shares of post-split EXII common stock.  Certificates representing post-split common stock will be issued in due course by our transfer agent: Action Stock Transfer Co., 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah 84121 and its telephone number is (801) 274-1088.

Reason for the Reverse Stock Split

We currently have 750,000,000 shares of common stock authorized. Our common stock currently trades at a fraction of a penny. Because our common stock trades at a price below $0.01 per shares we care classified as OTCPINK. If our common stock trades above $0.01 per share we will be eligible to trade as OTCQB which is a more attractive market status. Accordingly, for the foregoing reason, we have elected to reverse split our shares of common stock.

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We request that stockholders do not send in any of their stock certificates at this time.

As applicable, new share certificates evidencing post-split shares that are issued in exchange for old pre-split certificates representing restricted shares, will contain the same restrictive legend as on the old certificates.  Also, for purposes of determining the term of the restrictive period applicable to the new post-split shares, the time period during which a stockholder has held their existing pre-split shares will be included in the total holding period.

Accounting Matters

The par value per share of the common stock will remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the common stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of the common stock outstanding. The company does not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares

When the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the common stock will remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

No Appraisal Rights

Under Nevada Corporations Law, stockholders are not entitled to appraisal rights with respect to the proposed Reverse Stock Split and amendment to our articles of incorporation.

United States Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”).  This summary is not intended to be a complete discussion of all possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information purposes only.  Further, it does not address any state, local or foreign income or other tax consequences.  For example, state and local tax consequences of the Reverse Stock Split may vary significantly as to each U.S. stockholder, depending upon the state in which such stockholder resides or does business.  Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities.  In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities.

The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares held by a U.S. stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by such stockholder immediately after the Reverse Stock Split (“New Shares”) will be, held as “capital assets,” as defined in the Code, generally property held for investment.  The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.  The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split also is not binding on the Internal Revenue Service or the courts.  Accordingly, each stockholder is urged to consult with his, her or its own tax advisor with respect to the tax consequences of the Reverse Stock Split.

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No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange, or deemed exchange, of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis and holding period of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis and holding period in the Old Shares being exchanged.   Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times.  Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

We are hereby notifying our stockholders of the approval of the Reverse Stock Split and, pursuant to the Exchange Act, filing this Information Statement on Schedule 14C, which will be mailed to all stockholders of record as of the record date established therefore.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above actions.  Your consent to the above action is not required and is not being solicited in connection with this action.  This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

BY ORDER OF THE BOARD OF DIRECTORS

February 2, 2015	/s/ Brian McFadden
Brian McFadden
President

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